UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 17, 2012

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 East Hector Street, Suite 391
Conshohocken, PA 19428
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of December 18, 2012, Skinny Nutritional Corp. (the “Company”) and Trim Capital, LLC (the “Purchaser”) entered into amendment (the “Amendment”) to the Standstill Agreement dated as of October 19, 2012 (the “Standstill Agreement”). The purpose of the Amendment is to provide the Company and Purchaser an additional 30-day period of time within which they will continue their discussions regarding the status of, and obligations under, that certain Securities Purchase Agreement dated June 28, 2012 (the “Purchase Agreement”).

Pursuant to the original Standstill Agreement, the parties agreed to forebear from commencing or prosecuting any claims against the other or their respective affiliates during a 60-day standstill period and that the Purchaser shall, subject to certain exceptions and conditions, abide by certain standstill provisions. The Standstill Agreement also provided that during the standstill period, certain of the terms and conditions of the Purchase Agreement will be suspended, and the covenant against soliciting alternative transactions is terminated effective immediately. A copy of the Amendment is included as Exhibit 10.1 to this report, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On December 17, 2012, James Arsenault, who has been serving as the interim Chief Financial Officer of Skinny Nutritional Corp. notified the Company that he has determined to resign from the Company for personal reasons, effective immediately. The Company intends to seek a new Chief Financial Officer as soon as possible.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith

Exhibit No.	Description

10.1	Amendment to Standstill Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By:	/s/ Michael Salaman
Name: Michael Salaman
Title: Chief Executive Officer

Date:   December 21, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Standstill Agreement